As filed with the Securities and Exchange Commission on May 24, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0907968
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

807 Las Cimas Parkway, Suite 350

Austin, Texas 78746

(Address, including zip code, of registrant’s principal executive offices)

Amended and Restated Jones Energy, Inc. 2013 Omnibus Incentive Plan

(Full title of the plan)

Robert J. Brooks

Executive Vice President and Chief Financial Officer

Jones Energy, Inc.

807 Las Cimas Parkway, Suite 350

Austin, Texas 78746

(512) 328-2953

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael L. Bengtson

Mollie Duckworth

Baker Botts L.L.P.

98 San Jacinto Blvd., Suite 1500

Austin, Texas 78701-4040

(512) 322-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Class A common stock, $0.001 par value	3,500,000 shares (2)	$4.07	$14,245,000	$1,434

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Class A common stock registered hereunder includes such indeterminate number of additional shares of the registrant’s Class A common stock as may be offered or issued under the plan to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)          Represents shares of Class A common stock reserved for issuance under the Amended and Restated Jones Energy, Inc. 2013 Omnibus Incentive Plan (the “Plan”).  Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3)          Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act.  The price for the 3,500,000 shares of Class A common stock being registered hereby is based on a price of $4.07, which is the average high and low trading prices per share of Class A common stock of Jones Energy, Inc. as reported by the NYSE on May 19, 2016.

EXPLANATORY NOTE

Jones Energy, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement (the “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of additional shares of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), that may be issued under the Plan in connection with the Plan’s amendment and restatement, which increased the amount of Class A Common Stock available under the Plan by 3,500,000 shares.

Except as otherwise set forth below, the contents of the Registration Statement on Form S-8 (Commission File No. 333-190471) relating to the Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2013, is incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information concerning the Plan required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act.  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  The registrant will maintain a file of such documents in accordance with the provisions of Rule 428.  Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                                 Exhibits.

Exhibit Number	Document

10.1*

Amended and Restated Jones Energy, Inc. 2013 Omnibus Incentive Plan (incorporated by reference herein to Appendix A to the registrant’s Definitive Proxy Statement on Schedule 14A for the registrant’s 2016 Annual Meeting of Stockholders, filed on March 31, 2016).

5.1	Opinion of Baker Botts L.L.P.
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Cawley, Gillespie & Associates, Inc.
24.1	Powers of Attorney (included on the signature page herein).

* Incorporated by reference to the filing indicated.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 24, 2016.

JONES ENERGY, INC.

By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Jonny Jones and Mike S. McConnell, and each of them, each of whom may act without the joinder of the other, his true and lawful attorneys-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jonny Jones	Chief Executive Officer	May 24, 2016
Jonny Jones	(Principal Executive Officer)

/s/ Mike S. McConnell	President	May 24, 2016
Mike S. McConnell

/s/ Robert J. Brooks	Chief Financial Officer (Principal	May 24, 2016
Robert J. Brooks	Accounting and Financial Officer)

/s/ Howard I. Hoffen	Director	May 24, 2016
Howard I. Hoffen

/s/ Gregory D. Myers	Director	May 24, 2016
Gregory D. Myers

/s/ Halbert S. Washburn	Director	May 24, 2016
Halbert S. Washburn

/s/ Alan D. Bell	Director	May 24, 2016
Alan D. Bell

/s/ Robb L. Voyles	Director	May 24, 2016
Robb L. Voyles

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INDEX TO EXHIBITS

Exhibit Number	Document

10.1*

Amended and Restated Jones Energy, Inc. 2013 Omnibus Incentive Plan (incorporated by reference herein to Appendix A to the registrant’s Definitive Proxy Statement on Schedule 14A for the registrant’s 2016 Annual Meeting of Stockholders, filed on March 31, 2016).

5.1	Opinion of Baker Botts L.L.P.
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Cawley, Gillespie & Associates, Inc.
24.1	Powers of Attorney (included on the signature page herein).

* Incorporated by reference to the filing indicated.

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